UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 15, 2020

INDUSTRIAL PROPERTY TRUST

(Exact Name of Registrant as Specified in its Charter)

Maryland	000-55376	61-1577639
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

518 Seventeenth Street, 17th Floor Denver, CO 80202 (Address of Principal Executive Offices)

(303) 228-2200

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01. Entry into a Material Definitive Agreement

On July 15, 2020, Industrial Property Operating Partnership LP (the “Operating Partnership”), a Delaware limited partnership and the operating partnership of Industrial Property Trust, a Maryland real estate investment trust (the “Company”), entered into an Interest Purchase Agreement (the “Interest Purchase Agreement”) with BCI IV Portfolio Real Estate Holdco LLC (“BCI IV Holdco”), a Delaware limited liability company and an indirect subsidiary of Black Creek Industrial REIT IV Inc., a Maryland corporation (“BCI IV”). In accordance with the terms of the Interest Purchase Agreement, on July 15, 2020, the Operating Partnership sold to BCI IV Holdco all of the Operating Partnership’s ownership interests in IPT Real Estate Holdco LLC, a Delaware limited liability company and wholly owned subsidiary of the Operating Partnership (“IPT Holdco”), for an amount in cash equal to $301 million (such transaction, the “Interest Sale”). Through the Interest Sale, the Company disposed of all of the Company’s assets other than cash, which consisted of the Company’s indirect general partnership and limited partnership interests in Build-To-Core Industrial Partnership I LP and Build-To-Core Industrial Partnership II LP.

The external advisor of BCI IV is an affiliate of the Company’s external advisor, IPT Advisor LLC (the “Advisor”). The Company and BCI IV also have certain common officers. Certain officers of the Company and certain trustees of the Company’s Board of Trustees (the “Company Board”) are also stockholders of BCI IV. The Company and BCI IV are also sponsored by affiliates of Black Creek Group, and such sponsors hold partnership units in the operating partnerships of the Company and BCI IV, respectively. In addition, certain trustees of the Company are also members of the BCI IV Board of Directors. The Company Board and the Board of Directors of BCI IV each established a special committee of independent trustees or directors, as applicable, to review and approve the Interest Purchase Agreement and the transactions contemplated thereby, including the Interest Sale. The members of the Company special committee did not overlap with members of the BCI IV special committee, and none of the members of the BCI IV special committee are trustees of the Company. Each of the special committees engaged legal counsel and an independent financial advisor to assist the special committees in their evaluation and negotiation of the transactions contemplated by the Interest Purchase Agreement. CBRE Capital Advisors, Inc., the independent financial advisor to the Company special committee, delivered a fairness opinion to the Company special committee. Duff & Phelps, the independent financial advisor to the BCI IV special committee, delivered a fairness opinion to the BCI IV special committee. The Interest Purchase Agreement and the transactions contemplated thereby, including the Interest Sale, were approved by the special committees of each of the Company and BCI IV, including at least one disinterested trustee or director, as applicable.

A copy of the Interest Purchase Agreement is attached hereto as Exhibit 2.1 and is incorporated herein by reference. The foregoing description of the Interest Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Interest Purchase Agreement. The Interest Purchase Agreement has been attached to provide shareholders with information regarding its terms. It is not intended to provide any other factual information about BCI IV Holdco or the Operating Partnership. In particular, the assertions embodied in the representations and warranties in the Interest Purchase Agreement were made as of a specified date, in the case of the Operating Partnership, are modified or qualified by information in a confidential disclosure letter provided by the Operating Partnership to BCI IV Holdco in connection with the signing of the Interest Purchase Agreement, may be subject to a contractual standard of materiality different from what might be viewed as material to shareholders, or may have been used for the purpose of allocating risk between the parties. Accordingly, the representations and warranties in the Interest Purchase Agreement are not necessarily characterizations of the actual state of facts about BCI IV Holdco or the Operating Partnership at the time they were made or otherwise and should only be read in conjunction with the other information that the Company makes publicly available in reports, statements and other documents filed with the U.S. Securities and Exchange Commission.

Item 2.01. Completion of Acquisition or Disposition of Assets

The description of the Interest Sale under Item 1.01 of this Current Report on Form 8-K is incorporated by reference herein.

Item 7.01. Regulation FD Disclosure

On July 21, 2020, the Company distributed a letter to its shareholders concerning the Interest Sale. A copy of the shareholder letter distributed by the Company is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

In addition, on July 21, 2020, the Company distributed a letter to financial advisors with clients that are shareholders of the Company concerning the Interest Sale. A copy of the letter distributed to financial advisors by the Company is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

The information furnished under this Item 7.01 of this Current Report on Form 8-K, including Exhibits 99.1 and 99.2 shall not be deemed to be "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section.

Item 8.01. Other Events

Termination of Company Plans

In connection with the approval of the Interest Sale, on July 21, 2020, the Company announced that the Company Board, including all of the Company's independent trustees, had voted to terminate, effective as of July 15, 2020, each of the Company's Third Amended and Restated Share Redemption Program, effective as of January 8, 2020 ("SRP"), the Industrial Property Trust Inc. Equity Incentive Plan, effective July 16, 2013, and the Industrial Property Trust Inc. Private Placement Equity Incentive Plan, effective February 26, 2015.

As a result of the termination of the SRP, the Company will not process or accept any requests for redemption received after July 15, 2020.

Excess Amount

Pursuant to the terms of the Amended and Restated Advisory Agreement (2020), dated as of June 12, 2020, by and among the Company, the Operating Partnership and the Advisor, the Advisor is entitled to a disposition fee of approximately $11 million in connection with the Interest Sale. A portion of this fee would qualify as an “Excess Amount” (as defined in the Company’s Declaration of Trust). At a meeting of the Company Board on July 15, 2020, the Company Board, including a majority of its independent trustees, considered the unusual and non-recurring nature of the Interest Purchase Agreement and the Interest Sale and determined that the payment of such “Excess Amount” was justified based on such unusual and non-recurring factors (which factors were deemed sufficient).

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
2.1	Interest Purchase Agreement, dated as of July 15, 2020, by and between Industrial Property Operating Partnership LP and BCI IV Portfolio Real Estate Holdco LLC.
99.1	Letter to Shareholders, distributed July 21, 2020.
99.2	Letter to Financial Advisors, distributed July 21, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 21, 2020	INDUSTRIAL PROPERTY TRUST

	BY:	/s/ Thomas G. McGonagle
Thomas G. McGonagle
Managing Director, Chief Financial Officer